Exhibit 5.1

SIMPSON THACHER & BARLETT LLP

2475 Hanover Street

Palo Alto, CA 94304

March 15, 2024

Aeva Technologies, Inc.

555 Ellis Street

Mountain View, California 94043

Ladies and Gentlemen:

We have acted as counsel to Aeva Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuances of (1) up to 13,097,240 shares of common stock, par value $0.0001 per share, of the Company (the “2021 Plan Shares”) pursuant to the 2021 Incentive Award Plan, as amended (the “2021 Plan”), and (2) up to 13,097,240 shares of common stock, par value $0.0001 per share, of the Company (the “ESPP Shares” and, together with the 2021 Plan Shares, the “Shares”) pursuant to the 2022 Employee Stock Purchase Plan (the “ESPP”).

We have examined the Registration Statement, a form of the share certificate, the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate”), and the 2021 Plan and the ESPP, each of which have been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery in accordance with the 2021 Plan or the ESPP, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP